EXHIBIT 3.5


                                   CERTIFICATE

                                       OF

                              AMENDMENT OF ARTICLES

THIS IS TO CERTIFY THAT



                          JOLIET-QUEBEC MINES, LIMITED




INCORPORATED OR AMALGAMATED ON     June 30, 1936

HAS, UNDER SECTION 190 OF THE BUSINESS CORPORATIONS
ACT, DELIVERED THE ATTACHED ARTICLES OF AMENDMENT.

THESE ARTICLES OF AMENDMENT ARE EFFECTIVE ON

July 20, 1972.




SEAL



                              /s/        ILLEGIBLE
                              ---------------------------------
                                    Controller of Records
                                       COMPANIES BRANCH
                                     MINISTRY OF CONSUMER
                                             AND
                                     COMMERCIAL RELATIONS

                              ARTICLES OF AMENDMENT

                                       of

                          JOLIET-QUEBEC MINES, LIMITED
                             (No Personal Liability)
                          Incorporated on June 30, 1936

     1. The following is a certified copy of the resolution amending the articles of incorporation of the Corporation:

          "BE IT RESOLVED THAT:

          1. the Corporation be and it is hereby authorized to amend its articles of incorporation to provide that the 5,122,351 issued and 877,649 unissued shares of the par value of $1 each in the capital of the Corporation be and the same are hereby changed to shares without par value; provided, however, that the said shares shall not be issued for an aggregate consideration exceeding in amount or value the sum of $6,000,000, or such greater amount as the board of directors of the Corporation by effective resolution shall determine; and

          2. the proper officers be and are hereby authorized and directed to do, sign and execute all things, deeds and documents necessary or desirable for the due carrying out of the foregoing."

     2.   The amendment has been duly authorized as required by subsection 2 of
     Section 189 of The Business Corporations Act, 1970.

     3. The resolution authorizing the amendment was confirmed by the shareholders of the Corporation on July 19, 1972.

     4.   These articles are executed in duplicate for delivery to the Minister.


CERTIFIED:                         JOLIET-QUEBEC MINES, LIMITED
                                     (No Personal Liability)


                                   Per  /s/     ILLEGIBLE
                                        --------------------------------
                                                         President


                                   Per  /s/     ILLEGIBLE
                                        --------------------------------
                                                         Secretary